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                                                                    EXHIBIT 11

                     COMPUTATION OF NET EARNINGS PER SHARE
                  (Amount in thousands, except per share data)


                                      Three months ended     Six months ended
                                      ------------------     ----------------
                                      Jan 24     Jan 26      Jan 24    Jan 26
                                       1997       1996        1997      1996
                                      ------     ------      ------    ------
Primary:
  Average number of shares
    of common stock outstanding. . .   5,352      5,352       5,352     5,352
  Additional shares assuming
    exercise of dilutive
    stock options. . . . . . . . . .       4         --           2        --
                                       -----      -----       -----     -----
      Total. . . . . . . . . . . . .   5,356      5,352       5,354     5,352
                                       -----      -----       -----     -----
                                       -----      -----       -----     -----

       Net earnings. . . . . . . . .    $219       $620        $308    $1,098
                                       -----      -----       -----     -----
                                       -----      -----       -----     -----

       Per share amount. . . . . . .   $0.04      $0.12       $0.06     $0.21
                                       -----      -----       -----     -----
                                       -----      -----       -----     -----

Fully Diluted:
  Average number of shares
    of common stock outstanding. . .   5,352      5,352       5,352     5,352
  Additional shares assuming
    exercise of dilutive
    stock options. . . . . . . . . .       4         --           2        --
                                       -----      -----       -----     -----
      Total. . . . . . . . . . . . .   5,356      5,352       5,354     5,352
                                       -----      -----       -----     -----
                                       -----      -----       -----     -----

      Net earning. . . . . . . . . .    $219       $620        $308    $1,098
                                       -----      -----       -----     -----
                                       -----      -----       -----     -----

      Per share amount . . . . . . .   $0.04      $0.12       $0.06     $0.21
                                       -----      -----       -----     -----
                                       -----      -----       -----     -----


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